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                                                                   EXHIBIT 10(a)


                      [MFC MERCHANT BANK S.A. LETTERHEAD]



July 6, 1998






Mr. Johnnie Williams
Director of Research
Eye Technology, Inc.
16 South Market Street
Petersburg, VA
23803


Dear Mr. Williams,

This letter will serve to outline the amendments to the Receivable and Inventory Financing Agreement that will be assigned from NationsBanc Commercial Corporation dated July 17, 1996.

Eye Technology, Inc. agrees that no more credit will be granted under the Financing Agreement.

We will not call the loan prior to January 1, 1999, unless Eye Technology, Inc. is in further default of interest payment, Bankruptcy, insolvency or significant deterioration of assets greater than 50% as of March 31.

Eye Technology, Inc. retains the right to prepay the loan prior to maturity without penalty.

MFC Merchant Bank S.A. reserves the right of offset in the case of further default.


Yours truly,                                      Accepted:

/s/ MICHAEL J. SMITH                              /s/ JONNIE WILLIAMS

Michael J. Smith                                  Jonnie Williams